Exhibit 99.1

BANK DEPOSIT AGREEMENT

Moscow	2004

ZAO Raiffeisenbank Austria, a company founded and operating under the laws of the Russian Federation, holder of banking license No. 3292 dated June 10, 1996, located at 17/1, Troitskaya, Moscow, 129090 (hereinafter the “Bank”), represented by Mr. M. P. Perhirin, the Chairman of the Bank’s Managing Board, acting on the basis of the Bank’s charter;

Mechel Steel Group Open Joint Stock Company, a company founded and operating under the laws of the Russian Federation, located at World Trade Center, Office Building, Office 1002, 12 Krasnopresnenskaya nab., Moscow, 123610, Russian Federation (the “Client”), represented by its general director, Mr. Vladimir F. Iorich, acting on the basis of the Client’s charter; and

UBS Limited, a limited liability company organized and existing under the laws of England and Wales, with its registered office located at 1 Finsbury Avenue, London, EC2M 2PP, England, UK (the “Underwriters’ Representative”) represented by Mr.                                         , acting ex officio, acting as a representative of the buyers of the Client’s shares (the “Underwriters”)

(the Underwriters, the Bank, and the Client are hereinafter collectively referred to as the “Parties”)

have entered into this Agreement pursuant to the following:

1.    DEFINITIONS

In this Agreement:

“Report Deadline” means                                         , 2004;

“Termination Date” means                                         , 2004;

“Deposit” means the money in RF rubles placed by the Client in the Deposit Account for the term established herein, or any part thereof, depending on the context;

“Deposit Account” means deposit account No.                          opened by the Client at the Bank under the terms of this Agreement;

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“Underwriting Agreement” means the underwriting agreement dated                                         , 2004, made among the Client, the Client’s selling shareholders specified therein, and the Underwriters;

“Commencement Date” means the date on which the Deposit is received to the Deposit Account;

“Issue Report” means the report on the results of the issue of shares of the Client, approved by the Client’s board of directors, concerning the share issue of the Client registered by the FCSM of Russia on April 29, 2004, state registration number 1-01-55005-E-001D;

“Interest” means interest accruing on the amount of the Deposit and payable by the Bank at the rate to be agreed by the Bank and the Client on the Commencement Date in a separate agreement.

“Working Day” means a day on which banks in New York, Moscow, and London are customarily open for business and which is not a weekend day or holiday in that location;

“Report Registration” means the registration of the Issue Report by the Federal Service for Financial Markets (“FSFM”);

“Ruble Account” means settlement account No. 40702810700001401994 opened by the Client at the Bank.

2.     SUBJECT OF THE AGREEMENT AND GENERAL TERMS OF DEPOSIT

2.1    Pursuant to this Agreement the Client agrees to place at the Bank the Deposit in the amount of                                         , constituting no less than 100 percent of the funds transferred from the Ruble Account and received from the Underwriters’ Representative, the purpose of the payment being specified as “In payment for the Company Firm Shares under Underwriting Agreement” (as such shares are defined in the Agreement on Amendments to Bank Account Agreement of                                         , 2004, with respect to the Ruble Account), and the Bank agrees to return the amount of the Deposit with accrued Interest, on the terms and in the manner provided by this Agreement.

The Deposit is being placed pursuant to the Application for Deposit Placement in the form of Annex 1 hereto.

2.2    The Deposit will be deemed placed from the time that funds in RF rubles are received to the Deposit Account, as confirmed by a statement for the Deposit Account issued by the Bank.

2.3    The Client will place the Deposit for a term

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ending on the Termination Date. Early termination of the Deposit is permitted exclusively in accordance with article 3 (Early Termination of Deposit) hereof, unless otherwise agreed by the Parties.

2.4    In case of discrepancies between the provisions of this Agreement and the terms and conditions of the bank account agreement, or any other general terms and conditions approved by the Bank, the terms and conditions of this Agreement will prevail.

3.    EARLY TERMINATION OF DEPOSIT

3.1    The Deposit will terminate before the Termination Date in the following cases (each of which is a “Case of Early Termination”):

(a)	by 6:00 pm Moscow time on the Report Deadline the Bank has not been provided with a notarized copy of the Issue Report registered by the FSFM, unless the Bank has received a written notice from the Underwriters’ Representative in the form attached hereto as Annex 2 at least twenty four hours before the time specified in this section 3.1. (a);

(b)	the Bank is provided with a notarized copy of the Issue Report registered by the FSFM.

In either of the foregoing Cases of Early Termination, unless Adverse Events have occurred, the Client agrees, and the Bank undertakes without additional instructions from the Client to transfer the amount of the Deposit and the Interest accrued thereon to the Ruble Account before 1:00 p.m. Moscow time on the Working Day following the Report Deadline, in case of section 3.1(a), or before 1:00 p.m. Moscow time on the Working Day following the date when the Bank is provided with a notarized copy of the Issue Report registered by the FSFM, in case of section 3.1(b), unless otherwise provided by section 3.2.

3.2    Neither the Client nor the Bank will be entitled to terminate the Deposit before the Termination Date on the grounds set forth in section 3.1(a), and the Bank will not transfer the Deposit to the Client’s Ruble Account, if (i) the Client has submitted an application for closure of the Ruble Account or has sent any payment orders inconsistent with the conditions of the Ruble Account or (ii) the Ruble Account or funds held therein are the subject of an encumbrance (only in relation to the Bank, on the condition that the Bank has been duly informed thereof), or (iii) the Ruble Account or funds held therein are the subject of

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attachment or recovery by third parties, including pursuant to a judgment of a court or arbitration court (“Adverse Events”). The Bank shall immediately in the manner set forth in section 11 hereof send notice of these cases, in the form attached hereto as Annex 3, to the Client and to the Underwriters’ Representative (if the Underwriters’ Representative has provided the Bank with a power of attorney issued by the Client, authorizing the Underwriters’ Representative to obtain such information).

4.    OBLIGATIONS AND WARRANTIES OF THE CLIENT

4.1    The Client hereby agrees:

(a)	not to make any attempt to dispose of the Deposit, including, without limitation, any attempt to encumber it in any manner inconsistent with the terms and conditions of this Agreement;

(b)	not to take any actions directed toward termination of the Deposit (except in the cases provided by section 3 (Early Termination of Deposit) of this Agreement) or rescission, termination, or alteration of the terms and conditions of this Agreement;

(c)	if the amount of the Deposit is reduced for any reason (except as a consequence of carelessness or deliberate action of the Bank) or the Deposit or any portion thereof is encumbered by third-party rights or claims (including, without limitation, pledge rights, automatic debit claims, or attachment), the Client will be obligated, no later than the date of termination of the Deposit on the grounds set forth in section 3.1(a), to transfer to the Ruble Account an additional amount equal to the insufficient, pledged, or otherwise encumbered funds as at the date of termination of the Deposit on the grounds set forth in section 3.1(a).

4.2    The Client represents and warrants to the Bank and to the Underwriters that, at the date of signing of this Agreement and throughout its term:

(a)	it is unaware of any instructions or orders sent by third parties that are inconsistent with the terms and conditions of this Agreement or the agreements governing the Ruble Account, or of any third-party claims against the Deposit;

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(b)	it has duly opened the Ruble Account and signed the relevant agreements concerning amendments to bank account agreement, which remain in force;

(c)	it has not and will not send to the Bank any instruction, order, or directive inconsistent with this Agreement;

(d)	it has not and will not take any actions directed toward closure of the Ruble Account, termination of the Deposit, or alteration of the terms and conditions of the agreements governing the Ruble Account, and has not and will not take any action incompatible with the terms of the aforesaid agreements or directed toward use of the Deposit amounts;

(e)	it is unaware of any occurrences of Adverse Events, other than those disclosed to the Bank and to the Underwriters’ Representative.

5.    LIABILITY OF THE PARTIES

5.1    In case of nonperformance or improper performance of obligations under this Agreement, each Party will be liable to the other Party in accordance with this Agreement and the law of the Russian Federation.

5.2    Liability of the Bank

5.2.1    The Bank:

(a)	has no obligations other than those expressly provided by this Agreement and mandatory provisions of applicable law;

(b)	bears no liability for losses suffered by the Client or the Underwriters as a result of any action or omission undertaken by any other Party pursuant to this Agreement or any other document contemplated by this Agreement;

(c)	bears no liability to the Client or the Underwriters for lost profit or any indirect losses associated with operations contemplated by this Agreement;

(d)	will not verify the authenticity of documents provided in accordance with section 3.1 of this Agreement.

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5.2.2    The Bank is entitled to rely on any written orders, statements, notices, and other communications that it reasonably regards as authentic and credible and signed or sent by the Client, its duly authorized representatives, or the Underwriters’ Representative.

5.2.3    Notwithstanding any provisions of this Agreement to the contrary, if, in the opinion of counsel to the Bank (in expressing which the Bank will act reasonably and in good faith), any term or condition of this Agreement or operation required to be completed by the Bank under this Agreement violates the requirements of applicable law (including laws and other normative acts, as well as the practice of their application and their interpretation by competent authorities), the Bank will not be obligated to follow such terms and conditions of the Agreement and will not be obligated to perform such operations.

5.3    The Client will be liable to the Underwriters in case of the following events:

•	sending to the Bank of any instructions inconsistent with the terms and conditions of this Agreement, including instructions regarding any termination, withholding, or claim, or prevention of the conduct of operations by the Bank in accordance with the terms and conditions of this Agreement;

•	failure to provide any information or documents, when such failure may delay or prevent the performance of any orders and operations contemplated herein with respect to the Deposit;

•	creation of any encumbrance on the Deposit or any amount placed in the Deposit to the benefit of a third party who is not a Party to this Agreement; and

•	other breaches of this Agreement.

6.    INDEMNIFICATION

6.1    The Client agrees upon Bank’s request to indemnify the Bank against damages suffered by it (including reasonable documented expenses for consultants on legal and other matters) as a result of any claim against the Bank by the Underwriters or other persons (including after the termination of this Agreement), if such claims are associated with performance or nonperformance of its obligations

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under this Agreement.

6.2    The Client agrees upon Underwriters’ request to indemnify the Underwriters against any loss, damage, expense, liability or claim suffered by them (including reasonable documented expenses for consultants on legal and other matters) at any time (including after the termination of this Agreement) as a result of any action against the Underwriters in respect of claims of the Bank or any other person in connection with the performance or nonperformance of actions contemplated by this Agreement.

6.3    The Bank and the Underwriters will not be entitled to an indemnity pursuant to 6.1 or 6.2, respectively, if such loss, damage, expense, liability or claim is finally determined to have resulted from the gross negligence or willful default of the Bank or the Underwriters, respectively.

7.    CONFIDENTIALITY

7.1    The Bank agrees to treat information on the Deposit and information on the Client as confidential, except when such information is required or permitted to be disclosed pursuant to a law, court decision, or this Agreement, or by agreement with the Client.

7.2    The Client agrees that the Bank may provide information on the Deposit, Interest, the Deposit Account, and operations on the Deposit Account to affiliated persons of the Bank, to the Underwriters’ Representative, and to third parties whose services are used by the Bank to make payments within the scope of this Agreement, provided that such third parties are bound by confidentiality obligations with regard to such information. The Client agrees to issue a power of attorney to a person requesting that the Bank provide information falling under banking secrecy.

8.    RELATIONS WITH THIRD PARTIES

8.1    The Client’s rights and obligations under this Agreement may not be assigned to third parties without the written consent of the Bank.

8.2    The Deposit made by the Client pursuant to this Agreement and the supplements hereto may not

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be redrawn in favor of third parties.

9.    APPLICABLE LAW AND LANGUAGE

9.1    This Agreement shall be governed and interpreted in accordance with the law of the Russian Federation.

9.2    This Agreement has been prepared and signed in the Russian and English languages in three original copies, one copy for each of the Parties, with the Russian language prevailing for all purposes.

10.    DISPUTE RESOLUTION

10.1    All disputes and controversies arising out of or in connection with this Agreement shall be referred to the Arbitration Court of the City of Moscow.

11.    NOTICES AND COMMUNICATIONS

11.1    Upon receiving any portion of the Deposit, the Bank shall send notice of such receipt to the Client and the Underwriters’ Representative.

11.2    The Client shall send written notice to the Bank and to the Underwriters’ Representative regarding any event specified in section 3 (Early Termination of Deposit) hereof or any other event that may delay or prevent performance by the Bank of its obligation under this Agreement. The Client affirms its consent that the information specified in this section be provided to the Underwriters’ Representative.

11.3    Any communications, requests, inquiries, or other information associated with this Agreement shall be sent to the Parties at the following addresses:

Bank:

address:                                         , Moscow

attention:

telephone:

fax:

Client:

address: World Trade Center, Office Building, Office 1002, 12 Krasnopresnenskaya nab., Moscow, 123610, Russia

attention: General Counsel

telephone: (7-095) 258-1828

fax: (7-095) 258-1838

Underwriters’ Representative:

address: 1 Finsbury Avenue, London, EC2M 2PP, England, UK

attention:

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telephone: 44-

fax: 44-

Any notice or other communication sent via courier or post will be deemed received on the date of its actual delivery, or, if sent by fax, upon receipt of confirmation of delivery on the sender’s fax device; if a notice or other communication is received on a day other than a Working Day, or after the normal working hours of the receiving Party, such notice/communication will be deemed received on the next Working Day.

12.    SEVERABILITY

Should any provision of this Agreement become invalid or unenforceable, the legal force and performance of the other provisions of this Agreement will not be affected thereby.

13.    MISCELLANEOUS PROVISIONS

All annexes hereto form an integral part of this Agreement. This Agreement will be in effect from time of its signing by all Parties to the Agreement until the date of full payment of the Deposit.

14.    SIGNATURES OF THE PARTIES

Client:

(signature) Vladimir F. Iorich CEO

(signature) Tatyana A. Kalyadina Client’s Chief Accountant (seal)

(signature) Name:

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Title: (seal)

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ANNEX 1

Application for Deposit Placement

APPLICATION FOR DEPOSIT No.

Client’s name	Date of Application:
Day, month, year

We authorize ZAO Raiffeisenbank Austria to accept a deposit on the following conditions:

,
Amount of Deposit	Currency

Amount in words

Deposit Value Date:		Payment Date:
	Day, month, year		Day, month, year

Deposit Term constitutes the period between the Deposit Value Date and the Payment Date stipulated hereabove

For the Deposit amount, please debit our current account with the Bank:

Account No.	Currency

Please credit our deposit account with the Bank for the amount of deposit:

Account No.	Currency

	%	( )
Interest rate according to Article 3.1 of the Agreement		per annum

At the Payment Date the Payment Amount shall be credited to

☐    our current account, stipulated hereabove

☐ our account No. with

General Director	Chief accountant

[Name]	[Name]

Signature	Signature

Agreed and accepted by the Bank

Chairman of the Management Board	Chief accountant

M.P. Perhirin	E.Y. Sukhoveeva

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Signature	Signature

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ANNEX 2

Written Notice of Underwriters’ Representative

                                 , 2004

ZAO Raiffeisenbank Austria

17/1, ul. Troitskaya

Moscow, 125047

We refer to the Bank Deposit Agreement of                                  , 2004 (hereinafter the “Agreement”), made among ZAO Raiffeisenbank Austria (the “Bank”), Mechel Steel Group OJSC (the “Client”), and UBS Limited (the “Underwriters’ Representative”) (collectively with other buyers of the Client’s shares referred to as the “Underwriters”).

This notice is being sent to you pursuant to section 3.1(a) of the Agreement in connection with non-provision to the Bank on the date hereof of a notarized copy of the Issue Report registered by the FSFM by 6:00 p.m. Moscow time. We hereby ask you not to terminate the Deposit, as provided by section 3.1 of the Agreement, until • or receipt of other instructions from us.

Sincerely yours,

UBS Limited

Signature:

Full name:

Title:

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ANNEX 3

Notice of Adverse Events

[]

[Party receiving notice]

[Address]

We refer to the Bank Deposit Agreement of                                  , 2004 (hereinafter the “Agreement”), made among ZAO Raiffeisenbank Austria (the “Bank”), Mechel Steel Group OJSC (the “Client”), and UBS Limited (the “Underwriters’ Representative”) (collectively with other buyers of the Client’s shares referred to as the “Underwriters”).

This notice is being sent to you pursuant to section 3.2 of the Agreement in connection with the occurrence of events specified in that section (“Adverse Events”).

We hereby inform you that on                                  , 2004, [description of Adverse Event] occurred. We hereby confirm all our obligations arising out of the Agreement.

Sincerely yours,

ZAO Raiffeisenbank Austria

Signature:

Full name:

Title:

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This Agreement is made on                              , 2004, by and among:

ZAO Raiffeisenbank Austria, a company founded and operating under the laws of the Russian Federation, holder of banking license No. 3292 dated June 10, 1996, located at 17/1, Troitskaya, Moscow, 129090 (hereinafter the “Bank”), represented by Mr. M. P. Perhirin, the Chairman of the Bank’s Managing Board, acting on the basis of the Bank’s charter;

Mechel Steel Group Open Joint Stock Company, a company founded and operating under the laws of the Russian Federation, located at World Trade Center, Office building, Office 1002, 12 Krasnopresnenskaya nab., Moscow, 123610, Russian Federation (the “Client”), represented by its CEO, Mr. Vladimir F. Iorich, acting on the basis of the Client’s charter; and

UBS Limited, a limited liability company, founded and operating under the laws of England and Wales, located at: 1 Finsbury Avenue, London, EC2M 2PP, England, UK (the “Underwriters’ Representative”), represented by Mr.                     , acting ex officio, acting as a representative of the buyers of the Client’s shares (the “Underwriters”)

(the Underwriters, the Bank, and the Client are hereinafter collectively referred to as the “Parties”).

RECITALS:

(a)    WHEREAS, the Client has undertaken to issue by closed subscription, and to register in the name of the Depositary (as defined below) or other person named by the Depositary                  registered common shares in accordance with the Underwriting Agreement, and all actions required to complete the share issue have been taken, with the exception of approval and registration of the Issue Report (as defined below) by the Federal Service for Financial Markets (“FSFM”);

(b)    WHEREAS, should the Client be obligated to repay amounts received from the sale of shares pursuant to the Underwriting Agreement (inter alia, as a result of a refusal by the FSFM to register the Issue Report), the Depositary intends to use the respective account (Type          Account, as defined below) to receive and repatriate such amounts;

(c)    WHEREAS, the Client desires to establish a special regime for operating the Account, allowing a limited range of transactions on it (as set forth in greater detail below) during the effective term of this Agreement,

NOW, THEREFORE, the Parties have agreed as follows:

1.    DEFINITIONS

1.1    In this Agreement (unless otherwise provided by the Agreement):

“Termination Date” has the meaning defined in section 15.1 below;

“Depositary” means Deutsche Bank Trust Company Americas;

“Deposit Account” means deposit account No.                  opened by the Client at the Bank on the terms and conditions of the Deposit Agreement;

“Bank Account Agreement” means the Account Opening and Maintenance Agreement between the Client and the Bank, in which the terms and conditions of keeping and servicing the Account are defined;

“Underwriting Agreement” means the underwriting agreement of                                      , 2004, made among the Client, the Client’s selling shareholders specified therein, and the Underwriters;

“Deposit Agreement” means the Bank Deposit Agreement dated                                      , 2004, made among the Bank, the Client, and the Underwriters’ Representative;

“Issue Report” means the report on the results of the issue of shares of Client, approved by the Client’s board of directors, concerning the share issue of the Client registered by the FCSM of Russia on April 29, 2004, state registration number 1-01-55005-E-001D;

“Payment Demand” means a payment demand sent to the Bank by the Underwriters’ Representative via SWIFT (form MT599) and containing the following language:

In accordance with the Bank Deposit Agreement of                                      , 2004, and the Agreement on Amendments to the Bank Account Agreement of                                      , 2004, with respect to settlement account 40702810700001401994, made among Mechel Steel Group Open Joint Stock Company, ZAO Raiffeisenbank Austria, and UBS Limited, with the terms used in this message having the same meaning as in the aforesaid agreements, we hereby unconditionally and irrevocably issue you an order to write off the amount of                  roubles received from the Underwriters Representatives with the purpose of payment specified as:

In payment for the Company Offered Shares under Underwriting Agreement, as such Shares are defined in the aforesaid Agreement on Amendments to Bank Account Agreement of _________________ ____, 2004 with respect to settlement account 40702810700001401994,

from the Account of the Company and transfer it to the Type A Account                          opened on the Depositary company Deutsche bank Trust Company Americas behalf at the Bank.

“Payment Order” means a duly prepared and signed payment order (as defined in Chapter 3 of Russian Central Bank Regulation No. 2-P of October 3, 2002, “On Cashless Settlements in the RF” (as amended)) specifying the debiting of funds from the Account and their transfer to the Type          Account specified in the payment order, and indicating the Depositary as the payee;

“Working Day” means a day on which banks in New York, Moscow, and London are customarily open for business and which is not a weekend day or holiday in that location;

“Funds” means any and all amounts entered to the Account by way of transfer from the Deposit Account, as well as any other amounts transferred to the Account with reference to the Client’s obligations to the Underwriters;

“Account” means ruble-denominated settlement account No. 40702810700001401994 opened on the Client’s behalf at the Bank in accordance with the Bank Account Agreement;

“Type          Account” means the ruble-denominated type          account opened on the Depositary’s behalf at the Bank.

1.2    This Agreement will become effective on the date first written above and continue until the Termination Date. This Agreement forms an integral part of the Bank Account Agreement. The provisions of the Bank Account Agreement will remain in force except to the extent that they are inconsistent with or contrary to the provisions of this Agreement. In case of any inconsistency between any provisions of the Bank Account Agreement and this Agreement, the provisions of this Agreement will have priority.

1.3    The headings in this Agreement are given exclusively for convenience of reference and shall be disregarded in the interpretation of this Agreement. All annexes hereto form an integral part of this Agreement.

1.4    In case of discrepancies between the provisions of this Agreement and the terms and conditions of the Bank Account Agreement, or any other general terms and conditions approved by the Bank, the terms and conditions of this Agreement will prevail.

2.    SPECIAL CONDITIONS FOR ACCOUNT OPERATIONS

2.1    The Client hereby unconditionally and without further instructions agrees with the Bank on the following manner in which funds receivable from the placement of the Company Firm Shares, as such Shares are defined in the Underwriting Agreement, a copy of which is attached hereto (Annex 2), will be transferred from the Account to the Deposit Account:

(a)	The Bank will credit to the Account the funds receivable from the Underwriters’ Representative with the purpose of payment specified as “In payment for the Company Firm Shares under Underwriting Agreement, pursuant to the terms of this Agreement during the same Working Day, provided that the following conditions are met:

•	the payment has been made in accordance with applicable rules and procedures of the Bank; and

•	the Bank has received the documents required by applicable legislation for currency control over the transaction before 13.00 Moscow time.

(b)	In accordance with this Agreement, the Client will provide the Bank with an unconditional and irrevocable order pursuant to Annex 1 hereto (“Order”), which forms an integral part of this Agreement, for transfer of funds receivable to the Account from the Underwriters’ Representative with the purpose of payment specified as “In payment for the Company Firm Shares under Underwriting Agreement,” from the Account to the Deposit Account immediately upon the crediting of such funds to the Account.

(c)	The Client affirms that no other claims or orders regarding funds receivable to the Account from the Underwriters’ Representative with the purpose of payment specified as “In payment for the Company Firm Shares under Underwriting Agreement” have been or will be sent or given in relation to the Account, except those mentioned in section 2.1(b) above. The Client undertakes toward the Underwriters that during the effective period of this Agreement it will not provide the Bank with any other orders in relation to the Account that could in any way alter or cancel the Order.

(d)	The Client hereby expresses its unconditional consent that during the effective period of this Agreement the Bank will immediately inform the Client and the Underwriters’ Representative (if the Underwriters’ Representative has provided the Bank with a power of attorney issued by the Client, authorizing the Underwriters’ Representative to obtain such information) of the occurrence of any of the following circumstances:

•	submission to the Bank of an application from the Client to close the Account;

•	receipt by the Bank of any payment orders from the Client with respect to the Account (except the Order);

•	receipt by the Bank of any payment demands or collection orders with respect to the Account that, under applicable legislation, are deemed to have priority over the Order;

•	receipt by the Bank of any rulings, judgments, writs of execution, determinations, or decisions of a court, or other documents binding upon the Bank in relation to the Account, as well as any normative documents applicable to the Account, that may in any way limit the Client’s ability to dispose of the funds in the Account;

•	receipt by the Bank of any claim, or notice, or action.

2.2    The Client hereby unconditionally and without further instructions authorizes and instructs the Bank, and the Bank, subject to the provisions of sections 4.1 and 4.2 of this Agreement, hereby accepts the following obligations during the effective period of this Agreement, but after payments are made by the Underwriters’ Representative for the Company Firm Shares:

(a)	not to accept for performance any payment orders, claims, or other instructions with respect to the Account (other than a Payment Demand and/or Payment Order) and not to conduct any operations on the Account, including, without limitation, any transfer of Funds, currency conversion transactions (except operations necessitated by a Payment Demand and/or Payment Order and/or the provisions of section 2.1 of this Agreement), to the extent that such order or operation or the consequences thereof could reduce the amount of Funds in the Account;

(b)	to accept and perform any Payment Demand (without obtaining acceptance from the Client) and/or Payment Order, as well as any collection order presented by an authorized state body in accordance with legislation and having priority as determined by the Bank’s counsel.

2.3    Interest will not accrue on the balance of funds in the Account.

2.4    The Client hereby unconditionally acknowledges that the foregoing restrictions on the use and disposal of Funds do not constitute a pledge.

3.    OBLIGATIONS OF THE BANK

3.1    The Bank shall perform a Payment Order and/or Payment Demand and/or complete the other operations listed in section 2.2(a) of this Agreement on the same day, if the respective instruction is received by the Bank no later than 1:00 p.m. Moscow time, or on the next Working Day, if the instruction is received after 1:00 p.m. Moscow time.

4.    RIGHTS OF THE BANK

4.1    Notwithstanding any provisions of this Agreement to the contrary, if, in the opinion of counsel to the Bank (in expressing which the Bank will act reasonably and in good faith), any term or condition of this Agreement or operation required to be completed by the Bank under this Agreement is contrary to the requirements of applicable law (including laws and other normative acts, as well as the practice of their application and their interpretation by competent authorities), the Bank will not be obligated to follow such terms and conditions of the Agreement and will not be obligated to perform such operations.

4.2    Without prejudice to the provisions of section 4.1 above, the Bank may refuse to accept for performance any instructions, orders, or demands from the Client or the Underwriters’ Representative that are not provided for by this Agreement, or are made in violation of applicable normative acts.

4.3    All operations on the Account conducted pursuant to the provisions of this Agreement will be executed by the Bank in accordance with its customary practices.

5.    REPRESENTATIONS AND OBLIGATIONS OF THE CLIENT

5.1    The Client hereby affirms that the restrictions on Account operations established by this Agreement for its effective term serve to secure the Client’s obligations to the Underwriters arising out of the Underwriting Agreement and wholly meet the intentions and commercial interests of the Client. The Client recognizes that the Bank and the Underwriters’ Representative have entered into this Agreement in reliance on the foregoing representation.

5.2    The Client hereby agrees:

(a)	to send written notice to the Bank and to the Underwriters’ Representative forthwith in accordance with section 12.1 below regarding any event that, in the reasonable opinion of the Client, may delay or prevent operations on the Account in accordance with the terms and conditions of this Agreement;

(b)	not to create, contractually grant, or permit the existence of any encumbrances of any kind in relation to the Account or any Funds in the Account, and not to grant to third parties any rights to debit the Account;

(c)	if the amount of Funds is reduced for any reason (except as a consequence of carelessness or deliberate action of the Bank) or the Deposit or any portion thereof is encumbered by third-party rights (including, without limitation, pledge rights, automatic debit claims, or attachment), the Client will be obligated, without delay, to transfer to the Account an additional amount equal to the insufficient, pledged, or otherwise encumbered Funds;

(d)	not to assign its rights under this Agreement to any third parties prior to the expiration of the term of this Agreement or the expiration of any extension of this Agreement;

(e)	not to take any actions directed toward closure of the Account or alteration of the terms and conditions of this Agreement, including the sending of any orders that may be contrary to the terms and conditions of this Agreement;

(f)	to complete and allow all lawful actions requested by the Underwriters’ Representative for purposes of securing enforcement of its rights under the Underwriting Agreement and this Agreement;

(g)	to issue a power of attorney authorizing the Underwriters’ Representative to obtain information in accordance with section 2.1(d) of this Agreement;

(h)	until the Termination Date, not to perform any operations on the Account other than those provided by this Agreement;

(i)	to perform all terms and conditions of this Agreement.

6.    RIGHTS OF THE CLIENT

To avoid doubt, it is expressly stated that the Client may use the Funds in accordance with the Bank Account Agreement and customary practice:

(a)    after the Termination Date: in accordance with the Bank Account Agreement, free of the restrictions established by this Agreement; and

(b)    during the term of this Agreement until the Termination Date: to the extent that such operations on the Account are consistent with this Agreement.

7.    OBLIGATIONS OF THE UNDERWRITERS

The Underwriters’ Representative shall, no later than 10 (ten) calendar days after the signing of this Agreement, provide the Bank with a list of representatives duly authorized to issue a Payment Demand with respect to the Account in connection with this Agreement, attaching thereto powers of attorney containing specimen signatures of the representatives, as well as such other documents as may be reasonably requested by the Bank, in form and content acceptable to the Bank, and provide the Bank with a power of attorney issued by the Client, authorizing the Underwriters’ Representative to obtain information pursuant to section 2.1(d) of this Agreement. The Underwriters’ Representative also agrees that the purpose of payments made to the Account will be indicated as “In payment for the Company Firm Shares under Underwriting Agreement”.

8.    RIGHTS OF THE UNDERWRITERS

8.1    The Underwriters’ Representative has the right to issue a Payment Demand.

8.2    The Underwriters’ Representative has the right to obtain statements of the Account in accordance with this Agreement on the basis of a power of attorney issued by the Client, and the Client has an obligation to issue such power of attorney.

9.    LIABILITY OF THE PARTIES

9.1    In case of nonperformance or improper performance of obligations under this Agreement, each Party will be liable to the other Party in accordance with this Agreement and Russian Federation legislation.

9.1.1    The Bank’s liability is limited to the amount of the Funds; in addition, the Bank may be protected to the extent provided in sections 9.1.2–9.1.4 below:

9.1.2    The Bank:

(a)	has no obligations other than those expressly provided by this Agreement and mandatory provisions of applicable law;

(b)	bears no liability for losses suffered by the Client or

the Underwriters as a result of any action or omission undertaken by any other Party pursuant to this Agreement or any other document contemplated by this Agreement; and

(c)	bears no liability to the Client or the Underwriters for lost profit or any indirect losses associated with operations contemplated by this Agreement.

9.1.3    The Bank is entitled to rely on any written orders, statements, notices, and other communications that it reasonably regards as authentic and credible and signed or sent by the Client, its duly authorized representatives, or the Underwriters’ Representative.

9.1.4    Notwithstanding any provisions of this Agreement to the contrary, the Bank will not be obligated to perform or refrain from any action in a manner contrary to mandatory provisions of applicable law.

9.2	The Client will be liable to the Underwriters’ Representative and the Underwriters in case of the following events:

•	sending to the Bank of any instructions inconsistent with the terms and conditions of this Agreement, including instructions regarding any termination, withholding, or claim, or prevention of the conduct of operations by the Bank in strict accordance with the terms and conditions of this Agreement;

•	sending of any instructions to close the Account in violation of the terms and conditions of this Agreement;

•	failure to provide any information or documents, when such failure may delay or prevent the performance of any orders and operations contemplated herein with respect to the Account;

•	creation of any encumbrance on the Account or any amount in the Account to the benefit of a third party who is not a Party to this Agreement;

•	other breaches of this Agreement.

10.    INDEMNIFICATION

10.1    The Client agrees upon Underwriters’ request to indemnify the Underwriters against any loss, damage, expense, liability or claim suffered by them (including reasonable documented expenses for consultants on legal and other matters) at any time (including after the termination of this Agreement) as a result of any action against the Underwriters in respect of claims of the Bank or any other person in connection with the performance or nonperformance of actions contemplated by this Agreement.

10.2    The Underwriters will not be entitled to an indemnity pursuant to 10.1 if such loss, damage, expense, liability or claim is finally determined to have resulted from the gross negligence or willful default of the Underwriters.

11.    ASSIGNMENT

Neither the Client nor the Bank may assign its rights and obligations under this Agreement without the prior written consent of the Underwriters’ Representative.

12.    INFORMATION AND NOTICES

12.1    The Client will forthwith send written notice to the Bank and to the Underwriters’ Representative regarding any event or circumstance that, in the reasonable opinion of the Client, may delay or prevent any of the operations listed in section 2.2(a) or the performance of a Payment Demand or Payment Order, or otherwise affect the rights of the Parties under this Agreement, including information that the Account or the Funds has or may become the subject of attachment, other encumbrance, or recovery by third parties, including pursuant to a judgment of a court or arbitration court.

12.2    The Client agrees that the Bank may provide information on the Account, the Funds, and operations on the Account to the Underwriters’ Representative, and to third parties whose services are used by the Bank to make payments within the scope of this Agreement, provided that such third parties are bound by confidentiality obligations with regard to such information.

12.3    Any communications, requests, inquiries, or other information associated with this Agreement shall be sent to the parties at the following addresses:

Bank:

Address:

Attention:

Telephone:

Fax:

Client:

Address: World Trade Center, Office Building, Office 1002, 12 Krasnopresnenskaya nab., Moscow, 123610, Russia

Attention: General Counsel

Telephone: (7-095) 258-1828

Fax: (7-095) 258-1838

Underwriters’ Representative:

Address: 1 Finsbury Avenue, London, EC2M 2PP, England, UK

Attention:

Telephone:

Fax:

Any notice or other communication sent via courier or post will be deemed received on the date of its actual delivery, or, if sent by fax, upon receipt of confirmation of delivery on the sender’s fax device; if a notice or other communication is received on a day other than a Working Day, or after the normal working hours of the receiving Party, such notice/communication will be deemed received on the next Working Day.

13.    DISPUTE RESOLUTION

All disputes and controversies arising out of or in connection with this Agreement shall be referred to the Arbitration Court of the City of Moscow.

14.    APPLICABLE LAW AND LANGUAGE

14.1    This Agreement shall be governed by and interpreted in accordance with the law of the Russian Federation.

14.2    This Agreement has been prepared and signed in the Russian and English languages in three original copies, one copy for each of the Parties, with the Russian language prevailing for all purposes.

15.    EFFECTIVE TERM AND TERMINATION

15.1    This Agreement will become effective on the date first written above and continue until terminated on the earliest of the following dates (the “Termination Date”):

(a)	on the initiative of the Client: when the Client provides the Bank with a notarized copy of the Issue Report registered by the FSFM; or

(b)	on the initiative of the Bank: when the Bank receives from the Underwriters’ Representative a written notice of termination of the Client’s obligations arising in connection with a refusal by the FSFM to register the Issue Report (in the form attached hereto as Annex 1); or

(c)	by mutual written agreement of all Parties to this Agreement.

15.2    The provisions of sections 9, 10, 11.2, 13, 14 and this section 15 of this Agreement will remain in effect after the termination of this Agreement. After the termination of this Agreement operations on the Account will be conducted in accordance with the Client’s instructions and the Bank Account Agreement.

16.    SIGNATURES OF THE PARTIES

Client:

(signature)

Vladimir F. Iorich

Client’s CEO

(signature)

Tatiana A. Kalyadina

Client’s Chief Accountant

(seal)

(signature)

Name

Title

(seal)

ANNEX 1

                                     , 2004

17/1, ul. Troitskaya

Moscow, 125047

Dear Sirs:

In accordance with the Bank Deposit Agreement of                                      , 2004, and the Agreement on Amendments to the Bank Account Agreement of                                      , 2004, with respect to settlement account No. 40702810700001401994, made among Mechel Steel Group Open Joint Stock Company, ZAO Raiffeisenbank Austria, and UBS Limited (with the terms used in this letter having the same meaning as in the aforesaid agreements), we hereby unconditionally and irrevocably issue you an order to place the Deposit by transferring funds received from the Underwriters’ Representative with the purpose of payment specified as “In payment for the Company Firm Shares under Underwriting Agreement” (as such Shares are defined in the aforesaid Agreement on Amendments to Bank Account Agreement of                                      , 2004, with respect to settlement account No. 40702810700001401994) from the Account to the Deposit Account immediately upon the crediting of such funds to the Account.

For the purpose of opening the Deposit, we ask that funds be transferred from settlement account No. 40702810700001401994 at the Bank.

Sincerely,

[name]

[name]

Signatures of the Parties:

[    ]

[    ]

[    ]

ANNEX 2

(Copy of Underwriting Agreement)